UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2016

REGIONAL BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	33-131110-NY	22-1895668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ancora Advisors LLC 6060 Parkland Boulevard Cleveland, Ohio		44124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 825-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2016, Steven N. Bronson resigned as a director of Regional Brands, Inc. (the “Company”).  Mr. Bronson’s resignation was not a result of any disagreement with the Company.

Item 5.03.            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 17, 2016, the Board of Directors of the Company (the “Board”) approved and adopted an amendment to the Amended and Restated By-Laws of the Company to reflect the new corporate name of the Company and the reduction in the size of the Board (the “By-Law Amendment”).  The foregoing description of the By-Law Amendment is not complete and is qualified in its entirety by reference to the full text of the By-Law Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the Amended and Restated By-Laws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

May 18, 2016	REGIONAL BRANDS INC.

	By:	/s/ Brian Hopkins
		Name:	Brian Hopkins
		Title:	Chairman, Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description
3.1	Amendment to the Amended and Restated By-Laws of the Company.